Certifications

I, Paul Vanderslice, certify that:

1. I have reviewed this report on Form 10-K, and all reports on Form 10-D required to be filed in respect of the period covered by this report on Form 10-K, of BMO 2023-C4 Mortgage Trust (the “Exchange Act Periodic Reports”);

2. Based on my knowledge, the Exchange Act Periodic Reports, taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3. Based on my knowledge, all of the distribution, servicing and other information required to be provided under Form 10-D for the period covered by this report is included in the Exchange Act Periodic Reports;

4. Based on my knowledge and the servicer compliance statement(s) required in this report under Item 1123 of Regulation AB, and except as disclosed in the Exchange Act Periodic Reports, the servicers have fulfilled their obligations under the servicing agreement(s) in all material respects; and

5. All of the reports on assessment of compliance with servicing criteria for asset-backed securities and their related attestation reports on assessment of compliance with servicing criteria for asset-backed securities required to be included in this report in accordance with Item 1122 of Regulation AB and Exchange Act Rules 13a-18 and 15d-18 have been included as an exhibit to this report, except as otherwise disclosed in this report.  Any material instances of noncompliance described in such reports have been disclosed in this report on Form 10-K.

In giving the certifications above, I have reasonably relied on information provided to me by the following unaffiliated parties: Midland Loan Services, a Division of PNC Bank,; National Association; LNR Partners, LLC; Pentalpha Surveillance LLC; Computershare Trust Company, National Association; Arbor Multifamily Lending, LLC; Greystone Servicing Company LLC; Park Bridge Lender Services LLC; Rialto Capital Advisors, LLC; 3650 REIT Loan Servicing LLC; Argentic Services Company LP; KeyBank National Association; K-Star Asset Management LLC; and Wells Fargo Bank, National Association.

Date: March 31, 2026

/s/ Paul Vanderslice

Paul Vanderslice

Chief Executive Officer, BMO Commercial Mortgage Securities LLC

(senior officer in charge of securitization of the depositor)